UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 19, 2005

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its chapter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16162 Beach Boulevard Suite 100 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 5.01 below for a brief summary of the terms of an employment agreement between the Company and Gerald W. (Jerry) Deitchle.

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by BJ’s Restaurants, Inc. on January 19, 2005, announcing that Gerald W. (Jerry) Deitchle had been named President and CEO of the Company.

Summary of Terms of Employment

A brief summary of the terms of Mr. Deitchle’s employment is set forth below.

Term. Unless earlier terminated, the term of Mr. Deitchle’s employment shall end on December 31, 2009; provided, however, that his employment term shall be extended for additional one year periods unless and until the Company or Mr. Deitchle gives notice of its or his intention not to renew.

Base Salary, Bonus and Benefits.

Mr. Deitchle is entitled to receive annual cash compensation of $300,000, subject to escalation annually in accordance with the Consumer Price Index. In addition, Mr. Deitchle will be entitled to receive a cash bonus of $125,000 if 2005 earnings before interest, amortization, depreciation and income taxes (“EBITDA”) equals or exceeds $16,000,000 and an additional $25,000 if 2005 EBITDA equals or exceeds $18,000,000. Additional bonuses for 2005 and all bonuses thereafter shall be determined by the Board in its sole discretion.

Mr. Deitchle is entitled to certain other fringe benefits including a $20,000 non-accountable moving allowance, up to $3,000 per year for unreimbursed out-of-pocket costs associated with an annual physical examination, reimbursement of up to $10,000 in legal fees incurred in connection negotiation of the terms of his employment, use of a Company automobile or automobile allowance, family health insurance and the right to participate in the Company’s customary executive benefit plans.

Termination.

The Company may terminate Mr. Deitchle’s employment at any time. If the termination is by the Company for “Cause” (as defined below), as a result of the death or “Disability” (as defined below) of Mr. Deitchle, or by Mr. Deitchle for other than “Good Reason” (as defined below), Mr. Deitchle will be entitled to receive all amounts payable by the Company under his employment agreement to the date of termination (including a prorated portion of any accrued bonuses). In addition, if the termination is by the Company or Mr. Deitchle as a result of “Disability,” to the extent that Mr. Deitchle is not covered by any other comprehensive insurance that provides a comparable level of benefits, the Company will pay Mr. Deitchle an amount equivalent to his COBRA payments for up to 18 months following the termination or the maximum term allowable by then applicable law for coverage of Mr. Deitchle and his eligible dependents. For purposes hereof, “Disability” shall mean incapacity due to physical or mental illness which results in Mr. Deitchle being absent from the full-time performance of substantially all of his material duties with the Company for 90 consecutive days or 180 days in any 12 month period.

In the event of termination of employment by the Company without “Cause” or by Mr. Deitchle for “Good Reason,” Mr. Deitchle shall be entitled to receive the following: (i) such Base Salary, vacation, prorated bonus and other benefits as have been earned through the date of termination and, to the extent that Mr. Deitchle is not covered by any other comprehensive insurance that provides a comparable level of benefits, the Company will pay Mr. Deitchle an amount equivalent to his COBRA payments for up to 18 months following the termination or the maximum term allowable by then applicable law for coverage of Mr. Deitchle and his eligible dependents, (ii) a lump sum severance equal to the greater of (a) one year’s then current base salary, or (b) fifty percent (50%) of the base salary that would be due to him (including annual increases) between the date of termination and the end of the remaining term of his employment.

For purposes of Mr. Deitchle’s employment agreement, “Cause” means (i) an act or acts of dishonesty undertaken by Mr. Deitchle and intended to result in material personal gain or enrichment of him or others at the expense of the Company; (ii) gross misconduct that is willful or deliberate on Mr. Deitchle’s part and that, in either event, is materially injurious to the Company, (iii) the conviction of Mr. Deitchle of a felony; or (iv) the material breach of any terms and conditions of his employment agreement by Mr. Deitchle, which breach has not been cured within 30 days after written notice thereof from the Company. The cessation of employment by Mr. Deitchle shall not be deemed to be for Cause unless and until there shall have been delivered to Mr. Deitchle a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (not including Mr. Deitchle) at a meeting of the Board called and held for such purpose (after reasonable notice to Mr. Deitchle and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, one or more causes for termination exist and specifying the particulars thereof in detail.

For purposes of Mr. Deitchle’s employment agreement, “Good Reason” means

(i) any removal of Mr. Deitchle from, or any failure to nominate or re-elect Mr. Deitchle to, his current office and/or the Board, except in connection with termination of Mr. Deitchle’s employment for death, Disability or Cause,

(ii) the failure of the Company to obtain the assumption of this Agreement by any successor to the Company, as provided in this Agreement,

(iii) the material breach by the Company of any terms and conditions of Mr. Deitchle’s employment agreement, which breach has not been cured by the Company within thirty (30) days after written notice thereof to the Company from Mr. Deitchle, or

(iv) in the event of certain events constituting a change in control of the Company

(a) (1) any reduction in Mr. Deitchle’s then-current base salary or any material reduction in Mr. Deitchle’s comprehensive benefit package (other than changes, if any, required by group insurance carriers applicable to all persons covered under such plans or changes required under applicable law), (2) the assignment to Mr. Deitchle of duties that represent or constitute a material adverse change in Mr. Deitchle’s position, duties, responsibilities and status with the Company immediately prior to a change in control, or (3) a material adverse change in Mr. Deitchle’s reporting responsibilities, titles, offices, or any removal of Mr. Deitchle from, or any failure to re-elect Mr. Deitchle to, any of such positions; except in connection with the termination of Mr. Deitchle’s employment for Cause, upon the Disability or death of Mr. Deitchle, or upon the voluntary termination by Mr. Deitchle;

(b) the relocation of Mr. Deitchle’s place of employment from the location at which Mr. Deitchle was principally employed immediately prior to the date of the change in control to a location more than 50 miles from such location; or

(c) the failure of any successor to the Company to assume and agree to perform its obligations under Mr. Deitchle’s employment agreement.

Options and other Equity-Based Compensation. Mr. Deitchle will receive an initial grant of stock options to purchase 275,000 shares of the Company’s common stock under the Company’s existing stock option plan. These options will vest 100,000 on the date of grant and 87,500 on the second and third anniversary of the date of grant. Mr. Deitchle shall be entitled to additional stock option or other equity-based compensation from time to time as determined by the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.
March 3, 2005	(Registrant)

	By:	/s/ PAUL A. MOTENKO
Paul A. Motenko
Director, Co-Chairman, Vice President and Secretary

	By:	/s/ JEREMIAH J. HENNESSY
Jeremiah J. Hennessy
Director, Co-Chairman

	By:	/s/ LOUIS M. MUCCI
Louis M. Mucci
Chief Financial Officer